Allied Research Corporation               EXHIBIT 11

                     COMPUTATION OF EARNINGS PER COMMON AND
                            COMMON EQUIVALENT SHARES

                            Year ended December 31,


                                      1995           1994           1993
                                   -----------    -----------    -----------

Weighted average of common shares
  outstanding during the period     4,408,172      4,392,517      4,619,965


Stock options outstanding
  (see note Q)                             -              -              -
                                   -----------    -----------    -----------


Shares used in computing earnings
  per common share                  4,408,172      4,392,517      4,619,965
                                   ===========    ===========    ===========


Earnings (loss) per common share
  (($2,013,271)/4,408,172)             $( .46)
                                        ======


Earnings (loss) per common share
  (($10,941,106)/4,392,517)                           $(2.49)
                                                       ======

Earnings (loss) per common share
  ($7,995,122/4,619,965)                                              $1.73
                                                                       ====

                                      E-3